UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2006

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1 Oak Park Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-271-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 27, 2006, the Company’s management concluded that our previously issued audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2004 and our previously issued unaudited condensed financial statements contained in our Quarterly Reports on Form 10-Q for the three months ended March 31, June 30 and September 30, 2005 should not be relied upon. The Company’s management has discussed the matters disclosed in this report with Vitale, Caturano & Company, Ltd., our independent registered public accounting firm.

In connection with our December 2004 sale of our Series B Convertible Preferred Stock (the “Series B stock”), we issued to investors warrants to purchase an aggregate of 2,500 shares of Series B stock. As of March 30, 2006, investors have exercised warrants to purchase an aggregate of 2,485 shares of Series B stock for an aggregate exercise price of $2,733,500 and have converted those shares of Series B stock into 5,222,222 shares of common stock. As of March 30, 2006, there were warrants to purchase an aggregate of 15 shares of Series B stock outstanding.

We have determined that certain features of the Series B warrants require us to designate the warrants as a liability in our financial statements in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. We had not classified the Series B warrants as a liability in our historical financial statements. In our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, we will restate our financial statements for the year ended December 31, 2004 to record the fair value of the Series B warrants as a liability on our balance sheet and to record any changes in the fair value as non-operating gains or losses in our statement of operations. As a result of these adjustments, our previously reported net loss of $3,702,853 for the fiscal year ended December 31, 2004 increased by $43,911 to $3,746,764, and our previously announced net loss of $2,800,620 for the fiscal year ended December 2005 decreased by $164,134 to $2,636,438. The restatement had no effect on our cash position or operating results for any period reported.

The reclassification of the fair value of the Series B warrants as a liability and the requisite gain or loss recorded on our statement of operations as a result of the periodic changes in the fair market value of the Series B warrants also will affect our previously reported financial statements for each quarter during 2005 and for the year ended December 31, 2005. The effect of these adjustments will be reflected in our Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: March 31, 2006	By:	/S/ DAVID A CHAZANOVITZ
David A. Chazanovitz President and Chief Executive Officer